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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date or earliest event reported) December 9, 2002
                                                 ----------------

                         UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State of other jurisdiction of incorporation)



         0-20686                    65-0341868
------------------         -----------------------------------
(Commission File Number)   (IRS Employer Identification No.)



602 Sarasota Quay
Sarasota, Florida                                               34236
--------------------------------------                        ---------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code (941) 362-1808
                                 --------------


                   (Former name or former address, if changed
                              since last report.)







Item 5.  Other Events

                  On December 4, 2002, Uniroyal Technology Corporation (the "Company") filed with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a motion for approval of bidding procedures and sale of substantially all the assets of the Company's subsidiary, Sterling Semiconductor, Inc.("Sterling") to Dow Corning Enterprises, Inc. for a purchase price of $11.2 million, subject to adjustments. The Company anticipates that the Bankruptcy Court will consider the bidding procedures motion at its omnibus hearing on December 20, 2002. The Company hopes to consummate the proposed sale by the end of January 2003. The Company believes that the sale will alleviate the cash flow difficulties currently experienced by the Company and will give Sterling the financial support that it will need to fund its future growth. Copies of the Asset Purchase Agreement and Purchase Incentive Agreement between Sterling and Dow Corning Enterprises are appended to this report as Exhibits 10.70 and 10.71.



Item 7.  Exhibits

10.70 Asset Purchase Agreement dated as of November 27, 2002 between Sterling Semiconductor, Inc. and Dow Corning Enterprises, Inc.

10.71 Purchase Incentive Agreement dated as of November 27, 2002 between Sterling Semiconductor, Inc. and Dow Corning Enterprises, Inc.



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         UNIROYAL TECHNOLOGY CORPORATION




Date:  December 10, 2002                By:
                                       George J. Zulanas, Jr.
                                       Executive Vice President,  Treasurer
                                       and Chief Financial Officer